Exhibit 99.1

AHEAD OF MANAGEMENT PARTICIPATION AT THE UBS CONSUMER CONFERENCE, KONTOOR BRANDS REAFFIRMS 2022 OUTLOOK, PROVIDES DETAIL ON H1’22 QUARTERLY OUTLOOK AND EUROPEAN BUSINESS

•KTB management, including President, CEO and Chair of the Board, Scott Baxter; CFO, Rustin Welton; and Vice President of Corporate Finance & Investor Relations, Eric Tracy, are scheduled to participate at the UBS Consumer Conference tomorrow, March 9th, 2022
•The Company reaffirms its 2022 outlook provided in its March 1st, 2022 earnings release, including:
◦2022 Revenue is expected to approximate $2.7 billion; up high single digits versus FY 2021; 2022 GAAP EPS is expected to be in the range of $4.65 to $4.75
◦H1’22 Revenue is expected to increase at a low teens rate compared to last year
•Additionally, the Company provides greater detail on its first half 2022 outlook, including:
◦Q1’22 Revenue is expected to be in the range of $650 million to $660 million, or flat to up low-single digits compared to last year; Q1’22 GAAP EPS is expected to be in the range of $1.15 to $1.25
◦Q2’22 Revenue is expected to be in the range of $640 million to $650 million, or increasing 30 percent to 32 percent compared to last year; Q2’22 GAAP EPS is expected to be in the range of $1.25 to $1.35
•The Company does not maintain direct or owned business within Russia or Ukraine; a small number of third-party distributors and licensees operate in these countries; this business is not material to Kontoor’s European revenue and is de-minimis to total Kontoor revenue

GREENSBORO, N.C. - March 8, 2022 - Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, ahead of its participation at the UBS Consumer Conference, tomorrow, March 9th, 2022, has reaffirmed its 2022 outlook, as well as provided greater detail on its first half 2022 quarterly outlook. Additionally, in light of recent events in Europe, the Company has provided context to its business in the region.

Detail on H1’22 Quarterly Outlook

Two years ago, the Company embarked on the implementation of its new, global ERP system, which has now been successfully completed. As previously stated, the cutover and transition of the Company’s North American ERP system caused timing of shipments to benefit the first quarter of 2021, while negatively impacting the second quarter of 2021.

As a reminder, and per the Company’s comments from its Q4’21 Earnings conference call, 2021 was affected by various factors including the aforementioned ERP timing shifts, as well as temporary COVID shutdowns and supply chain disruptions that resulted in quarter-to-quarter volatility. These factors will have an impact on year-over-year growth rates on a quarterly basis but are not expected to impact the full year. The Company expects revenue dollars to reflect normalizing seasonality in 2022, more consistent with its 2019 quarterly cadence.

As such, the Company provides additional detail on its first half 2022 outlook:

•H1’22 Revenue is expected to increase at a low-teens rate compared to last year, consistent with prior guidance

•Q1’22 Revenue is expected to be in the range of $650 million to $660 million, or flat to up low-single digits compared to last year

•Q1’22 GAAP EPS is expected to be in the range of $1.15 to $1.25

•Q2’22 Revenue is expected to be in the range of $640 million to $650 million, or increasing 30 percent to 32 percent compared to last year;

•Q2’22 GAAP EPS is expected to be in the range of $1.25 to $1.35

Commentary on the Europe business

In light of recent events within the European region, the Company has provided the following context:

•The Company does not operate any direct or owned business in Russia or Ukraine;

•A small number of third-party distributors and licensees operate in these countries; this business is not material to Kontoor’s European revenue and is de-minimis to total Kontoor revenue;

•While the Company does not disclose European regional revenue, its International business represents approximately 25 percent of total Kontoor revenue; China represents approximately 8 percent of total Kontoor revenue; the Company also does business in Canada, Latin America and other Asian countries;

•The Company’s revenue in Europe is concentrated in developed markets such as France, Germany, Italy, Poland, Scandinavia, Spain and the United Kingdom;

•The Company will continue to monitor developments in the region closely in order to ensure our compliance with the evolving legal and regulatory environment;

•In support of ongoing humanitarian efforts, the Company will be making a charitable donation through a global philanthropic organization. Kontoor employees have also come together in Europe to donate clothing samples for the ongoing relief efforts related to Ukraine.

“As a global company, we work across borders every day. We take great pride in creating connections and strengthening communities. Taking care of each other is core to our purpose.
On behalf of Kontoor, we condemn the recent unspeakable acts of violence on the people of Ukraine,” stated President, CEO and Chair of the Board, Scott Baxter.

“We do not own or operate direct business in Russia or Ukraine. Third-party relationships in these countries are not material to Kontoor’s European business and is de-minimis to overall Kontoor revenue; however, we will continue to monitor the situation closely,” added Baxter.

“We offer our continued thoughts and support for the Ukrainian people, and all people, impacted by these tragic events,” concluded Baxter.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Forward-Looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the COVID-19 pandemic, which could continue to result in closed factories and stores, reduced workforces, supply chain interruption, and reduced consumer traffic and purchasing; the level of consumer demand for apparel; supply chain and shipping disruptions; intense industry competition; the Company’s ability to gauge consumer preferences and product trends, and to respond to constantly changing markets; the ability to accurately forecast demand for products; the Company’s ability to maintain the images of its brands; increasing pressure on margins; e-commerce operations through the Company’s direct-to-consumer business; the financial difficulty experienced by the retail industry; reliance on a small number of large customers; the ability to implement the Company’s business strategy; the ability of the Company’s licensees to generate expected sales and maintain the value of the Company’s brands; seasonality; continuity of members of management; the stability of manufacturing facilities and foreign suppliers; the reliance on a limited number of suppliers for raw material sourcing and the ability to obtain raw materials on a timely basis or in sufficient quantity or quality; disruption to distribution systems; unseasonal or severe weather conditions; labor relations; operational difficulties and additional expenses related to the Company’s optimization and change management related to its enterprise resource planning software system; the Company's and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; the impact of climate change and related legislative and regulatory responses; legal, regulatory, political and economic risks; changes to trade policy, including tariff and import/export regulations; compliance with anti-bribery, anti-corruption and anti-money laundering laws by the Company and third-party suppliers and manufacturers; changes in tax laws and liabilities; the costs of compliance with or the violation of national, state and local laws and regulations for environmental, consumer protection, employment, privacy, safety and other matters; the Company’s ability to maintain effective internal controls; the ability to protect trademarks and other intellectual property rights; fluctuations in wage rates and the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; possible goodwill and other asset impairment; disruption and volatility in the global capital and credit markets and its impact on the Company’s ability to obtain short-term or long-term financing on favorable terms; the Company maintaining satisfactory credit ratings; restrictions on the Company’s business relating to its debt obligations; volatility in the price and trading volume of the Company’s common stock; anti-takeover and exclusive forum provisions in the Company’s organizational documents; subordination of our common stock to indebtedness and any preferred stock; the failure to declare future cash dividends; and fluctuations in the amount and frequency of the Company’s share repurchases. Many of the foregoing risks and uncertainties will continue to be exacerbated by the COVID-19 pandemic and any continued worsening of the global business and economic environment as a result. More information on potential factors that could affect the Company's financial results are described in detail in the Company’s most recent Annual Report on Form 10-K and in other reports and statements that the Company files with the SEC.

Contacts
Investors:
Eric Tracy, (336) 332-5205
Vice President, Corporate Finance and Investor Relations
Eric.Tracy@kontoorbrands.com

or

Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com